                                                                Exhibit 3.1(q)

                        CERTIFICATE OF CORRECTION TO THE
                            CERTIFICATE OF AMENDMENT
                                     TO THE
                     AMENDED CERTIFICATE OF DESIGNATION FOR
                   SERIES A 8.25% CONVERTIBLE PREFERRED STOCK
                                       OF
                               MENTUS MEDIA CORP.
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                         OF DELAWARE ON AUGUST 28, 1997

            Mentus Media Corp., a corporation organized and existing under and by virtue of the General corporation Law of the Sate of Delaware, DOES HEREBY
CERTIFY:

            1. The name of the corporation is the Mentus Media Corp.

            2. A Certificate of Amendment of the Amended Certificate of Designation for Series A 8.25% Convertible Preferred Stock of Mentus Media Corp. was filed by the Secretary of State of Delaware on August 28, 1997, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

            3. The defect in the Certificate of Amendment to be corrected is as follows: The Second clause of the Certificate of Amendment should state that notice has been given to shareholders that did not consent in writing. Such clause is hereby restated as follows:

            SECOND: The appropriate stockholders of the Corporation approved such amendment by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, and notice has been given to stockholders that did not consent in writing.

            IN WITNESS WHEREOF: Mentus Media Corp. has caused this Certificate to be signed by Thomas M. Pugliese, its Vice-Chairman and attested by Michael Kolthoff, its Assistant Secretary, this 29th of August, 1997.


                                          MENTUS MEDIA CORP.


                                          By:
                                             -----------------------------------
ATTEST:                                      Thomas M. Pugliese, Vice-Chairman


By
   -------------------------------------
   Michael Kolthoff, Assistant Secretary


STATE OF MINNESOTA     )
                       ) ss.
County of Hennepin     )

      On this ____ day of August, 1997, before me, the undersigned officer, personally appeared Thomas M. Pugliese and Michael Kolthoff who acknowledged themselves to be the Vice Chairman and Assistant Secretary, respectively, of Mentus Media Corp., a Delaware corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                    -----------------------
                                    Notary Public

My Commission Expires:


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